UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2010

VALLEY NATIONAL BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1455 Valley Road, Wayne, New Jersey		07470
(Address of Principal Executive Offices)		(Zip Code)

(973) 305-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 11, 2010, Valley National Bank (“VNB”) assumed all of the deposits and acquired certain assets of LibertyPointe Bank, a New York State-chartered bank (“LibertyPointe Bank”), from the Federal Deposit Insurance Corporation (the “FDIC”), as receiver for LibertyPointe Bank (the “LibertyPointe Bank Acquisition”), pursuant to the terms of the Purchase and Assumption Agreement – Whole Bank; All Deposits, dated March 11, 2010, between VNB and the FDIC, as receiver (the “LibertyPointe Bank Agreement”). A copy of the LibertyPointe Bank Agreement is filed as an exhibit to this Current Report.

On March 12, 2010, VNB assumed all of the deposits, except brokered deposits, and acquired certain assets of The Park Avenue Bank, a New York State-chartered bank (“The Park Avenue Bank,” and together with LibertyPointe Bank, the “Banks”), from the FDIC, as receiver for The Park Avenue Bank (the “Park Avenue Bank Acquisition,” and together with the LibertyPointe Bank Acquisition, the “Acquisitions”), pursuant to the terms of the Purchase and Assumption Agreement – Whole Bank; All Deposits, dated March 12, 2010, between VNB and the FDIC, as receiver (the “Park Avenue Bank Agreement,” and together with the LibertyPointe Bank Agreement, the “Agreements”). A copy of the Park Avenue Bank Agreement is filed as an exhibit to this Current Report.

With respect to the LibertyPointe Bank Acquisition, VNB acquired approximately $200 million in assets, including approximately $180 million in loans. The loans acquired by VNB principally consist of commercial real estate loans. VNB also assumed approximately $200 million in customer deposits.

With respect to the Park Avenue Bank Acquisition, VNB acquired approximately $480 million in assets, including approximately $370 million in loans. The loans acquired by VNB principally consist of commercial loans and commercial real estate loans. VNB also assumed approximately $450 million in customer deposits.

No other assets were acquired or liabilities assumed from the Banks’ parent entities, Boymelgreen Financial Holdings Inc. and Park Avenue Bancorp, Inc. The deposits from the Banks were acquired at a 0.15 percent premium. In connection with the Acquisitions, the FDIC may make payments to VNB in amounts to be determined, or a first loss tranche may be established, subject to a customary post-closing adjustments based upon the final closing date balance sheet for the respective Banks. The payments reflect the difference between the purchase price of the assets acquired and the value of the liabilities assumed, taking into account the discounts at which the assets were purchased. The terms of the Agreements provide for the FDIC to indemnify VNB against claims with respect to liabilities and assets of the Banks or any of their respective affiliates not assumed or otherwise purchased by VNB and with respect to certain other claims by third parties.

In addition, as part of the consideration for the Acquisitions, VNB agreed to issue a Cash-Settled Equity Appreciation Instrument (the “Equity Appreciation Instrument”) to the FDIC. Under the terms of the Equity Appreciation Instrument, the FDIC has the opportunity to obtain a cash payment equal to the product of (a) the number of units with respect to which the FDIC exercises its right under the Equity Appreciation Instrument and (b) the amount by which the average of the volume weighted average price of Valley National Bancorp’s common stock for each of the five New York Stock Exchange trading days immediately prior to the exercise of the Equity Appreciation Instrument exceeds $14.372, subject to anti-dilution adjustments. The Equity Appreciation Instrument is exercisable by the FDIC, in whole or in part, from and including March 18, 2010 through and including April 10, 2010.

LibertyPointe Bank’s three banking offices located in New York and Brooklyn and The Park Avenue Bank’s five banking offices located in New York and Brooklyn have reopened as branches of VNB. The physical branch locations and leases were not immediately acquired by VNB in the Acquisitions. VNB is currently reviewing the bank premises and related leases of the Banks.

Loss Sharing Arrangements

In connection with the Acquisitions, VNB entered into loss sharing agreements with the FDIC. Pursuant to the terms of the loss sharing agreements, the FDIC’s obligation to reimburse VNB for losses with respect to assets covered by such agreements (referred to as “covered assets”) begins with the first dollar of loss incurred, after the first loss tranche has expired. On a combined basis, the FDIC will reimburse VNB for 80% of losses of up to $121 million with respect to covered assets. The FDIC will reimburse VNB for 95% of losses in excess of $121 million with respect to covered assets. VNB will reimburse the FDIC for 80% of recoveries with respect to losses for which the FDIC paid VNB 80% reimbursement under the loss sharing agreements, and for 95% of recoveries with respect to losses for which the FDIC paid VNB 95% reimbursement under the loss sharing agreements.

The above reimbursable losses and recoveries are based on the book value of the relevant covered assets as determined by the FDIC as of the effective dates of the Acquisitions. The amount that VNB realizes on these assets could differ materially from the carrying value that will be reflected in any financial statements, based upon the timing and amount of collections and recoveries on the covered assets in future periods.

The foregoing summary of the Agreements is not complete and is qualified in its entirety by reference to the full text of the Agreements and certain exhibits attached thereto, copies of which are attached as Exhibits 2.1 and 2.2 to this Current Report and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

Valley National Bancorp issued a press release announcing the LibertyPointe Bank Acquisition on March 11, 2010 and a press release announcing the Park Avenue Bank Acquisition on March 12, 2010. Copies of the press releases are attached as Exhibits 99.1 and 99.2 to this Current Report and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Purchase and Assumption Agreement – Whole Bank; All Deposits, among the Federal Deposit Insurance Corporation, receiver of LibertyPointe Bank, the Federal Deposit Insurance Corporation and Valley National Bank, dated as of March 11, 2010.

2.2	Purchase and Assumption Agreement – Whole Bank; All Deposits, among the Federal Deposit Insurance Corporation, receiver of The Park Avenue Bank, the Federal Deposit Insurance Corporation and Valley National Bank, dated as of March 12, 2010.

99.1	Press Release announcing the LibertyPointe Bank Acquisition, dated March 11, 2010.

99.2	Press Release announcing the Park Avenue Bank Acquisition, dated March 12, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2010	VALLEY NATIONAL BANCORP

	By:	/S/ ALAN D. ESKOW
Alan D. Eskow
Senior Executive Vice President and Chief Financial Officer